EXHIBIT 8

                              List of Subsidiaries

The following chart sets forth, as of June 1, 2002, all significant subsidiaries, as defined in Rule 1-20 or Regulation S-X under the Securities Act of 1933, as amended, and certain other subsidiaries of Copamex, S.A. de C.V.

                                                               Jurisdiction of
Name of Company                                                 Establishment
                                                              ----------------

Copamex Papeles para Escritura e Impresion, S.A. de C.V...         Mexico
         Pondercel, S.A. de C.V...........................         Mexico
         Comercializadora Copamex, S.A. de C.V............         Mexico

Copamex Empaque, S.A. de C.V..............................         Mexico
         Sacos y Envases Industriales, S.A. de C.V........         Mexico
         Copamex Corrugados, S.A. de C.V..................         Mexico
         Papelera de Chihuahua, S.A. de C.V...............         Mexico
         Maquinaria y Equipo Pachisa, S.A. de C.V.........         Mexico
         Maquinaria y Equipo Papelera, S.A. de C.V........         Mexico
         Cia. Papelera Maldonado, S.A. de C.V.............         Mexico
         Maquinaria y Equipo Seisa, S.A. de C.V...........         Mexico

Copamex Productos al Consumidor, S.A. de C.V..............         Mexico
         Sancela, S.A. de C.V.............................         Mexico
         Industrial Papelera Mexicana, S.A. de C.V........         Mexico
         Papeles Higienicos de Mexico, S.A. de C.V........         Mexico
         Papeles Higienicos del Centro, S.A. de C.V. .....         Mexico
         Copamex Comercial, S.A. de C.V. .................         Mexico

Others
Corporativo Copamex, S.A. de C.V..........................         Mexico
Grupo Copamex de Centroamerica, S.A.......................         Costa Rica
Industrias Unidas de Centroamerica, S.A...................         Nicaragua